Exhibit 99.1
For Additional Information:
Navarre Investor Relations
763-535-8333
ir@navarre.com
NAVARRE CORPORATION REPORTS FINANCIAL RESULTS
FOR SECOND QUARTER OF FISCAL YEAR 2008
Company to Host Conference Call on November 8, 2007, at 10:00 a.m. EST
MINNEAPOLIS, MN – November 7, 2007 – Navarre Corporation (NASDAQ: NAVR) a publisher and distributor of physical and digital home entertainment and multimedia software products, today reported its fiscal year 2008 second quarter results for the period ending September 30, 2007.
Financial Results – Second Quarter Fiscal Year 2008
•	Net sales from continuing operations were $143.7 million, as compared to $158.9 million for the second quarter of fiscal year 2007, a decrease of $15.2 million or 9.6%.
•	Net loss was $400,000, or a loss of $0.01 per diluted share, as compared to net income in the second quarter of fiscal year 2007 of $1.6 million, or $.04 per diluted share.
•	Net income from continuing operations for the second quarter was $200,000, or $0.01 per diluted share, as compared to net income from continuing operations in the second quarter of fiscal year 2007 of approximately $1.5 million, or $0.04 per diluted share.
•	Earnings before interest, taxes, depreciation, amortization (EBITDA) from continuing operations for the second quarter was $4.4 million as compared to $7.3 million for the second quarter of fiscal year 2007, a decrease of $2.9 million or 39.7%. See “Use of Non-GAAP Financial Information” below.
Financial Results – Year to Date Fiscal Year 2008
•	Net sales from continuing operations in the first six months were $280.7 million, as compared to $291.0 million for the first six months of fiscal year 2007, a decrease of $10.3 million or 3.5%.
•	Net income from continuing operations during the first six months was $2.1 million, or $0.06 per diluted share, as compared to net income from continuing operations in the first six months of fiscal year 2007 of approximately $2.0 million, or $0.06 per diluted share.
•	Earnings before interest, taxes, depreciation, amortization (EBITDA) from continuing operations for the first six months of fiscal year 2008 was $11.7 million as compared to $12.7 million for the first six months of fiscal year 2007, a decrease of $1.0 million or 7.9%. See “Use of Non-GAAP Financial Information” below.

Cary Deacon, Chief Executive Officer, commented, “We experienced a difficult second quarter. Our shortfall from operating expectations was primarily in two areas. BCI’s results were disappointing relative to budget, as we consolidated its operations and work towards defining its niche in the DVD sector. In the quarter, our distribution business experienced a year over year decline of approximately $6 million related to the strategic decision to exit an unprofitable major studio DVD contract with a retail partner. As well, CompUSA store closings resulted in a decline of approximately a $5 million on a year over year basis in our distribution business.
Additionally, we went live on September 1, 2007 with Phase 1, the financial, sales and distribution and procurement portions of our new ERP system. In its early stages the system implementation was a massive undertaking that commanded the total organization’s attention. We believe that the system is now stabilized and are moving forward with the implementation of Phase 2, the transportation and warehousing portion.”
Deacon continued, “Although the second quarter was difficult, we remain optimistic about the third and fourth quarters of this fiscal year. Our preliminary October sales results are encouraging. We continue to work towards getting BCI on track.”
Business Segment Highlights
Publishing Segment
The publishing segment includes the results of the wholly-owned subsidiaries FUNimation, Encore and BCI. For the second quarter ended September 30, 2007, the publishing segment’s net sales, before inter-company eliminations, decreased 22.1% to $27.0 million, as compared to net sales of $34.7 million for the same period last year. See “Use of Non-GAAP Financial Information” below.
FUNimation and Encore met sales and profit expectations in the quarter. The strength of FUNimation’s product release schedule for fiscal year 2008 is primarily in the first and fourth quarters. As a result, FUNimation accounted for most of the Publishing segment’s sales decline on a year over year basis.
BCI’s sales declined as compared to last year and it incurred a quarterly loss. During the quarter the Company announced the relocation of BCI’s corporate headquarters and the cost of this office consolidation was mainly incurred in the second quarter. The Company continues to focus its efforts to reposition BCI into the Latino and budget categories.
Distribution Segment
The distribution segment distributes PC software, DVD video, video games and accessories. For the second quarter ended September 30, 2007, the distribution segment’s net sales, before inter-company eliminations, decreased 6.5% to $133.4 million, as compared to net sales of $142.6 million for the same period last year. See “Use of Non-GAAP Financial Information” below.
Distribution net sales were negatively impacted by approximately $11 million due to store closings at CompUSA and our strategic decision to exit the unprofitable major studio DVD business with a key customer. Software sales remained relatively constant as compared to the comparable period of the 2007 fiscal year.
ERP Implementation
As previously disclosed, the Company is undergoing an implementation of a new Enterprise Resource Planning (ERP) system. This ERP system is being licensed from SAP Americas, Inc. and the Company is utilizing Deloitte Consulting LLP as its implementation partner. When the implementation of this ERP system is completed, it will operate all of the Company’s financial reporting, manufacturing and warehousing processes. The first of two phases of this ERP system implementation went live in September 2007. Phase two, which involves warehouse and transportation management systems, is anticipated to be installed in the summer of fiscal year 2009.
Reid Porter, Executive Vice President and Chief Financial Officer, commented, “Although the implementation of this ERP system has been challenging, the Company has continued to operate effectively despite the significant time, attention and resources that have been focused on this first phase. We are already seeing an enhanced flow of information coming from this new system.”
Discontinued Operations
In connection with the Company’s May 31, 2007, sale of its independent music business to Koch Entertainment, the Company received $6.5 million in cash at closing and retained trade receivables valued at approximately $11 million. Collection of these trade receivables has met the Company’s expectations. Net proceeds from this transaction and the collection of associated receivables are being used to pay down the Company’s debt. Discontinued operations realized a net loss of $597,000, or $.02 per diluted share during the second quarter of fiscal year 2008. The Company anticipates incurring modest additional losses from discontinued operations for the remainder of the year. The Company anticipates a net gain from the sale of the independent music business, offset by discontinued operating losses, to be in excess of $2 million in fiscal year 2008.
Outlook
Based on the operating results for the first six months and a cautious approach in the retail marketplace over the next several months, the Company is updating its fiscal year 2008 guidance as follows:
•	The Company anticipates consolidated net sales of between $620 million and $640 million.

•	Earnings before interest, taxes, depreciation and amortization (EBITDA) from continuing operations are expected to be between $29 million and $31 million.

•	Anticipated net income of between $9 million and $10 million.

•	Anticipated depreciation and amortization expense of approximately $10 million.

•	Anticipated share-based compensation expense of approximately $1 million.

•	Cash flow from operations is anticipated to again be positive for fiscal year 2008 results.
Use of Non-GAAP Financial Information
In evaluating our financial performances and operating trends, management considers information concerning our net sales before inter-company eliminations and earnings before interest, taxes, depreciation and amortization that are not calculated in accordance with generally accepted accounting principles (“GAAP”) in the United States of America. The Company’s management believes these non-GAAP measures are useful to investors because they provide supplemental information that facilitates comparisons to prior periods and for the evaluation of financial results. Management uses these non-GAAP measures to evaluate its financial results, develop budgets and manage expenditures. The method the Company uses to produce non-GAAP results is not computed according to GAAP, is likely to differ from the methods used by other companies and should not be regarded as a replacement for corresponding GAAP measures. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the comparable GAAP results, which is attached to this release and can also be found on the Company’s web site at http://www.navarre.com.
Conference Call
The Company will host a conference call at 10:00 a.m. ET, Thursday, November 8, 2007, to discuss the Company’s results. The conference call can be accessed by dialing (866)356-3093, conference participant passcode “48293213”, ten minutes prior to the scheduled start time. In addition, this call will be simultaneously broadcast live over the internet and can be accessed in the “Investors” section of the Company’s web site located at http://www.navarre.com. Those wishing to access the call through the internet should go to the Company’s web site 15 minutes prior to the start time to register and download any necessary software needed to listen to the call. A replay of the conference call will be available at the Company’s web site following the call’s completion.

About Navarre Corporation
Navarre Corporation (Nasdaq: NAVR) is a publisher and distributor of physical and digital home entertainment and multimedia products, including PC software, DVD video, video games and accessories. Navarre licenses and publishes home entertainment and multimedia content through its Encore, BCI, and FUNimation subsidiaries and has established distribution relationships with customers across a wide spectrum of retail channels which includes mass merchants, discount retailers, wholesale clubs, office and electronic superstores, military sales and e-tailers nationwide. Navarre was founded in 1983 and is headquartered in New Hope, Minnesota. Additional information is available at http://www.navarre.com.
Safe Harbor
The statements in this press release that are not strictly historical are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbors provided therein. The forward-looking statements are subject to risks and uncertainties, and the actual results that the Company achieves may differ materially from these forward-looking statements due to such risks and uncertainties, including, but not limited to: the Company’s revenues being derived from a small group of customers; the seasonal nature of the Company’s business; the potential for the Company to incur significant additional costs and to experience operational and logistical difficulties in connection with its implementation of a new ERP system; pending litigation or regulatory investigation of the Company may result in significant costs; Company’s dependence on significant vendors; uncertain growth in the publishing segment; the Company’s ability to meet significant working capital requirements related to distributing products; and the Company’s ability to compete effectively in the highly competitive distribution and publishing industries. In addition to these, a detailed statement of risks and uncertainties is contained in the Company’s reports to the Securities and Exchange Commission, including in particular the Company’s Form 10-K for the year ended March 31, 2007, as well as its other SEC filings and public disclosures.
Investors and shareholders are urged to read this press release carefully. The Company can offer no assurances that any projections, assumptions or forecasts made or discussed in this press release will be met, and investors should understand the risks of investing solely due to such projections. The forward-looking statements included in this press release are made only as of the date of this report and the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.
Investors and shareholders may obtain free copies of the public filings through the website maintained by the SEC at http://www.sec.gov/ or at one of the SEC’s other public reference rooms in Washington D.C., New York, New York or Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information with respect to the SEC’s public reference rooms.

NAVARRE CORPORATION
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Net sales	$143,715	$158,893	$280,737	$291,065
Cost of sales (exclusive of depreciation and amortization)	121,654	130,627	234,693	240,009

Gross profit	22,061	28,266	46,044	51,056
Operating expenses:
Selling and marketing	6,685	7,695	13,599	14,232
Distribution and warehousing	3,100	2,981	5,343	5,427
General and administrative	8,298	8,294	16,248	16,078
Bad debt expense	30	2,362	85	2,819
Depreciation and amortization(1)	2,323	2,683	4,541	5,307

Total operating expenses	20,436	24,015	39,816	43,863

Income from operations	1,625	4,251	6,228	7,193
Other income (expense):
Interest expense	(1,405)	(2,007)	(3,079)	(3,927)
Interest income	56	92	124	211
Warrant expense	—	173	—	(251)
Other income (expense), net	148	20	371	102

Net income before income tax	424	2,529	3,644	3,328
Income tax expense	(202)	(1,013)	(1,516)	(1,336)

Net income (loss) from continuing operations	222	1,516	2,128	1,992
Discontinued operations, net of tax
Gain on sale of discontinued operations	(3)	—	4,644	—
Income (loss) from discontinued operations	(594)	96	(1,703)	254

Net income	$(375)	$1,612	$5,069	$2,246

Basic earnings (loss) per common share:
Continuing operations	$.01	$.05	$.06	$.06
Discontinued operations	$(.02)	$—	$.08	$—

Net income	$(.01)	$.05	$.14	$.06

Diluted earnings per common share:
Continuing operations	$.01	$.04	$.06	$.06
Discontinued operations	$(.02)	$—	$.08	$—

Net income	$(.01)	$.04	$.14	$.06

Weighted average shares outstanding:
Basic	36,110	35,735	36,048	35,691
Diluted	36,303	36,201	36,289	36,184

(1)	Depreciation and amortization expense in the three months ended September 30, 2007 and 2006 includes $894,000 and $1.5 million, respectively, and in the six months ended September 30, 2007 and 2006 includes $1.8 million and $3.0 million, respectively, of amortization expense related to the FUNimation acquisition.

NAVARRE CORPORATION
Consolidated Condensed Balance Sheet
(In thousands)
(Unaudited)

	September 30,	September 30,	March 31,
	2007	2006	2007

Assets
Current assets:
Cash and cash equivalents	$—	$8,406	$966
Receivables, net	84,077	91,237	70,609
Inventories	59,192	57,647	36,791
Other	25,251	23,150	20,889
Assets from discontinued operations — current	143	26,103	21,889

Total current assets	168,663	206,543	151,144
Property and equipment, net	16,882	11,256	14,042
Other assets	127,253	126,480	122,696
Assets from discontinued operations – non current	—	400	343

Total assets	$312,798	$344,679	$288,225

Liabilities and shareholders’ equity
Current liabilities:
Note payable – line of credit	$43,049	$—	$38,956
Note payable – short-term	150	5,000	150
Accounts payable	111,015	118,028	87,145
Other	21,574	13,738	13,680
Liabilities from discontinued operations — current	796	17,234	12,748

Total current liabilities	176,584	154,000	152,679
Long-term liabilities:
Note payable – long-term	9,670	72,630	14,850
Other	7,155	7,050	7,245

Total liabilities	193,409	233,680	174,774
Shareholders’ equity	119,389	110,999	113,451

Total liabilities and shareholders’ equity	$312,798	$344,679	$288,225

NAVARRE CORPORATION
Consolidated Condensed Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended
	September 30,
	2007	2006

Net cash used in operating activities	$(9,578)	$(979)
Net cash used in investing activities	(9,313)	(3,749)
Net cash provided by (used in) financing activities	4,847	(2,316)
Net cash provided by discontinued operating activities	6,578	1,154
Proceeds from sale on discontinued operations	6,500	—

Net increase (decrease) in cash	(966)	(5,890)
Cash at beginning of period	966	14,296

Cash at end of period	$—	$8,406

NAVARRE CORPORATION
Supplemental Information
(In thousands)
(Unaudited)
Reconciliation of Net Sales Before Inter-Company Eliminations to GAAP Net Sales and Business Segment Information

	Three Months Ended September 30,				Six Months Ended September 30,
	2007	%	2006	%	2007	%	2006	%
Net sales:
Distribution	$133,391	83.1%	$142,638	80.4%	$257,281	82.0%	$261,222	81.1%
Publishing	27,043	16.9%	34,705	19.6%	56,666	18.0%	60,743	18.9%

Net sales before inter-company eliminations	160,434		177,343		313,947		321,965
Inter-company eliminations	(16,719)		(18,450)		(33,210)		(30,900)

Net sales as reported	$143,715		$158,893		$280,737		$291,065

Income from continuing operations:
Distribution	$377		$(110)		$1,951		$823
Publishing	1,248		4,361		4,277		6,370

Consolidated income from continuing operations	$1,625		$4,251		$6,228		$7,193

Reconciliation of Net Income (Loss) from Continuing Operations to EBITDA

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

Net income from continuing operations, as reported	$222	$1,516	$2,128	$1,992
Interest expense (income), net	1,349	1,915	2,955	3,716
Tax expense	202	1,013	1,516	1,336
Depreciation and amortization	2,323	2,683	4,541	5,307
Share-based compensation	279	156	567	300

EBITDA	$4,375	$7,283	$11,707	$12,651